                                                                Exhibit (23)P.
                                                               (Item 601(23))


                        [Coopers & Lybrand L.L.P. Letterhead]




                          CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation in this Annual Report on Form 10-K of Hach Company of our report dated June 26, 1997 on our audits of the consolidated financial statements of Hach Company and Subsidiaries as of April 30, 1997 and 1996, and for the years ended April 30, 1997, 1996, and 1995.


/s/ Coopers & Lybrand L.L.P.


Denver, Colorado
July 28, 1996